SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           SIGNET BANKING CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                 [SIGNET LOGO]

                           Signet Banking Corporation


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



NOTICE HEREBY IS GIVEN that the annual meeting of shareholders of Signet Banking Corporation (the "Corporation") will be held at The Jefferson Hotel, Franklin and Adams Streets, Richmond, Virginia, on Tuesday, April 29, 1997, at 2:00 p.m., Eastern Time, for the following purposes:

                (a)   to elect twelve Directors to serve for the ensuing year;

                (b) to approve an amendment of the Corporation's 1994 Stock Incentive Plan to increase by 500,000 the number of authorized but unissued shares of the Corporation's common stock available for issuance under the Plan;

                (c) to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for 1997; and

                (d) to transact such other business as properly may come before the meeting or any adjournment thereof.

         Only shareholders of the Corporation's Common Stock of record at the close of business on March 5, 1997, will be entitled to vote at the meeting and any adjournment thereof.

         The Board of Directors believes that the above proposals are in the best interests of the Corporation and its shareholders and therefore recommends that you vote "FOR" each proposal.

         It is important that your shares be represented and voted. Please mark, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted. You are cordially invited to attend the meeting.

                                         By Order of the Board of Directors

                                               /s/ SARA REDDING WILSON
                                               -----------------------
                                                 SARA REDDING WILSON
                                                 Corporate Secretary

March 20, 1997

                                 PROXY STATEMENT


         Proxies in the form enclosed are solicited by the Corporation to be voted at the annual meeting of shareholders to be held on April 29, 1997, and any adjournment thereof. Proxies may be revoked at any time before they are voted by delivery of notice of revocation to the Corporation's Corporate Secretary. Unrevoked proxies will be voted as designated thereon. The cost of this solicitation will be borne by the Corporation. Proxies may be solicited by regular employees at nominal cost by telephone or visit and brokers and nominees will be reimbursed for their expenses in soliciting proxies from beneficial owners. In addition, the Corporation has retained Georgeson & Co., Inc., to assist in the solicitation of proxies for an aggregate fee of not more than $8,000 plus reasonable out-of-pocket expenses. It is contemplated that this proxy statement and the enclosed proxy will be sent to shareholders on or about March 20, 1997. The mailing address of the principal office of the Corporation is 7 North Eighth Street, P. O. Box 25970, Richmond, Virginia 23260.

         Only shareholders of the Corporation's Common Stock of record at the close of business on March 5, 1997, are entitled to vote at the meeting. On that date, there were outstanding 60,194,702 shares of Common Stock of the Corporation entitling the holders thereof to one vote per share on all matters brought before the meeting.

         Except for the election of Directors, action on matters submitted to a vote of the shareholders at the meeting will be approved if a quorum is present and the votes cast in favor of the matter constitute a majority of the votes cast for or against the matter. With respect to the election of Directors, the twelve nominees receiving the greatest number of votes cast for the election of Directors will be elected, assuming a quorum is present at the meeting. Presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

                              ELECTION OF DIRECTORS


         The persons named below have been nominated to serve as Directors of the Corporation until the next annual meeting of shareholders and until their successors duly have been elected. Each nominee has agreed to serve if elected. Each of the nominees is also a Director of Signet Bank, the Corporation's banking subsidiary. Messrs. J. Henry Butta, Robert M. Heyssel and Henry A. Rosenberg, Jr., will not stand for reelection.

         The persons named on the enclosed proxy will vote "FOR" the election of the nominees named below unless authority is withheld. If for any reason any of the persons named below should become unavailable to serve, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

The nominees are:

                                            Principal Occupation or                 Director of
                                             Employment During the                  Corporation
       Name                                     Last Five Years                        Since              Age
       ----                                 -----------------------                 -----------          -----
                                 President,   Chief   Executive   Officer  and         1997               54
                                 Director, Dollar Tree Stores, Inc. (Retail
                                 Sales), Norfolk, Virginia. Prior to 1993,
                                 he was President of Dollar Tree Stores, Inc.
[PICTURE]

Macon F. Brock, Jr.

-------------------------------------------------------------------------------------------------------------------

                                 Chairman  of the Board  and  Chief  Executive         1984               57
                                 Officer,  Trigon  Healthcare,   Inc.  (Health
                                 Plans), Richmond, Virginia.

[PICTURE]

Norwood H. Davis, Jr.

-------------------------------------------------------------------------------------------------------------------

                                 Chairman  of the Board  and  Chief  Executive         1993               47
                                 Officer, Heilig-Meyers Company (Retail Home
                                 Furnishings), Richmond, Virginia.

[PICTURE]

William C. DeRusha

-------------------------------------------------------------------------------------------------------------------

                                            Principal Occupation or                 Director of
                                             Employment During the                  Corporation
       Name                                     Last Five Years                        Since              Age
      ------                                ------------------------                -----------           ---
                                 Retired on December  17, 1996 from the office         1978               55
                                 of Chairman of the Board of the Corporation
                                 and Chairman of Signet Bank. Prior to May
                                 28, 1996, he was Chairman of the Board and
                                 Chief Executive Officer of the Corporation
                                 and Chairman of Signet Bank.
[PICTURE]

Robert M. Freeman

-------------------------------------------------------------------------------------------------------------------

                                Chairman,   President   and  Chief   Executive         1995               54
                                Officer,  Cadmus  Communications   Corporation
                                (Printing    and    Publishing),     Richmond,
                                Virginia. Prior to February, 1995, he was
                                President  and  Chief  Executive   Officer  of
                                Cadmus Communications Corporation.
[PICTURE]

C. Stephenson Gillispie, Jr.

-------------------------------------------------------------------------------------------------------------------

                                Managing   Director,   Jonah,   LLC   (Private         1995               39
                                Investments), Richmond, Virginia. Prior to
                                December, 1996, he was Chairman of the Board
                                and Chief Executive Officer of First Colony
                                Corporation (Insurance), Richmond, Virginia.
[PICTURE]

Bruce C. Gottwald, Jr.

-------------------------------------------------------------------------------------------------------------------

                                President,   Hampton  University  (Educational         1989               56
                                Institution),  Hampton,  Virginia,  and Owner,
                                Pepsi-Cola    Bottling   Company,    Houghton,
                                Michigan.

[PICTURE]

William R. Harvey

-------------------------------------------------------------------------------------------------------------------

                                            Principal Occupation or                 Director of
                                             Employment During the                  Corporation
       Name                                     Last Five Years                        Since              Age
      ------                                -----------------------                 -----------           ---
                                President,  Glaize  Developments,  Inc.  (Land         1977               65
                                Development), Winchester, Virginia. From July
                                1, 1988 to June 30, 1992, she was Mayor, City
                                of Winchester, Virginia.

[PICTURE]

Elizabeth G. Helm

-------------------------------------------------------------------------------------------------------------------

                                President and Chief  Operating  Officer of the         1996               45
                                Corporation  and  of  Signet  Bank.  Prior  to
                                December  17, 1996,  he was Vice  Chairman and
                                Chief  Operating  Officer  of the  Corporation
                                and of  Signet  Bank.  Prior to May 28,  1996,
                                he was Senior  Executive Vice President of the
                                Corporation and of Signet Bank.
[PICTURE]

T. Gaylon Layfield, III

-------------------------------------------------------------------------------------------------------------------

                                Chairman  of the  Board  and  Chief  Executive         1986               58
                                Officer of the  Corporation,  and  Chairman of
                                Signet Bank.  Prior to December  17, 1996,  he
                                was President and Chief  Executive  Officer of
                                the  Corporation.  Prior to May 28,  1996,  he
                                was President and Chief  Operating  Officer of
                                the   Corporation   and  President  and  Chief
                                Executive Officer of Signet Bank.
[PICTURE]

Malcolm S. McDonald

-------------------------------------------------------------------------------------------------------------------

                                Vice Chairman and Chief  Financial  Officer of         1996               57
                                the Corporation  and of Signet Bank.  Prior to
                                May 28,  1996,  he was Senior  Executive  Vice
                                President and Chief  Financial  Officer of the
                                Corporation and of Signet Bank.

[PICTURE]

Wallace B. Millner, III

-------------------------------------------------------------------------------------------------------------------

                                           Principal Occupation or                  Director of
                                            Employment During the                   Corporation
       Name                                    Last Five Years                         Since              Age
      ------                               -----------------------                  -----------           ---
                                Chairman  of the  Board  and  Chief  Executive         1992               53
                                Officer of  American  Trading  and  Production
                                Corporation (Diversified  Manufacturing,  Real
                                Estate   and   Oil   and   Gas    Operations),
                                Baltimore,  Maryland.  Prior to June, 1992, he
                                was President and Chief  Executive  Officer of
                                American Trading and Production Corporation.
[PICTURE]

Louis B. Thalheimer

-------------------------------------------------------------------------------------------------------------------

Other Directorships

       The nominees are directors of the following companies in addition to those mentioned in the table:

       Mr. Davis:  Altris Software, Inc.; Hilb, Rogal and Hamilton Company

       Mr. DeRusha:  Peebles Inc.

       Mr. Freeman:  Trigon Healthcare, Inc.

       Dr. Harvey:  Trigon Healthcare, Inc.; International Guaranty Insurance
                           Company; Newport News Shipbuilding and Drydock
                           Company

       Mrs. Helm:  Shenandoah Life Insurance Company; Trigon Healthcare, Inc.

       Mr. McDonald:  Peebles Inc.; American Trading and Production Corporation

Stock Ownership

         The following table provides information as of February 28, 1997, as to the shares of the Corporation's Common Stock beneficially owned, as that term is defined by the Securities and Exchange Commission, by each nominee for Director, by each of the five Executive Officers named in the Summary Compensation Table on page 9, by all Directors and Executive Officers of the Corporation as a group and by those persons or entities known by the Board of Directors to be the beneficial owners of 5% or more of the Corporation's Common Stock:

                                                                Number of Shares
                    Name                                    Beneficially Owned (1)(2)       % of Class
                    ----                                    -------------------------       ----------
       Directors
       Macon F. Brock, Jr.                                        1,664      (3)                 *
       J. Henry Butta                                             3,020      (4)                 *
       Norwood H. Davis, Jr.                                     87,187      (4)(5)              *
       William C. DeRusha                                         3,000      (4)                 *
       C. Stephenson Gillispie, Jr.                               2,300      (4)                 *
       Bruce C. Gottwald, Jr.                                     3,002      (4)(5)              *
       William R. Harvey                                          9,280      (4)                 *
       Elizabeth G. Helm                                         25,932      (3)(4)(5)           *
       Robert M. Heyssel                                          4,335      (3)(4)              *
       Henry A. Rosenberg, Jr.                                2,517,340      (4)(5)(6)           4.2
       Louis B. Thalheimer                                    2,517,340      (4)(6)              4.2

       Named Executive Officers
       Robert M. Freeman**                                      464,767      (7)                  *
       Malcolm S. McDonald**                                    353,715      (8)                  *
       T. Gaylon Layfield, III**                                154,377      (9)                  *
       Wallace B. Millner, III**                                232,479      (10)                 *
       Kenneth H. Trout                                         108,036      (11)                 *

       Directors & Executive Officers as a group (21)         4,285,832      (12)                7.1

       5% Beneficial Owners
       Delaware Management Holdings, Inc.                     3,132,300      (13)               5.24

---------------------------------------

         *Less than 1% of Class
         **Messrs. Freeman, McDonald, Millner and Layfield also are Directors of the Corporation.

         (1) Under a policy adopted by the Board of Directors, each Director must own 1,000 shares of Common Stock within twelve months of his or her election.

         (2) Each person individually has sole voting and investment power over all of the shares listed except as set forth below.

         (3) Includes shares for which there is shared voting and/or investment power as follows: Mr. Brock, 1,300 shares, Mrs. Helm, 5,236 shares, and Dr. Heyssel, 1,200 shares.

         (4) Includes 1,000 shares that may be acquired within 60 days by the exercise of stock options.

         (5) Includes shares held in the Amended Investor Stock Purchase Plan as follows: Mr. Davis, 1,536 shares, Mrs. Helm, 4,093 shares, Mr. Gottwald, 39 shares, Mr. Rosenberg, 1,649 shares.

         (6) Mr. Rosenberg and Mr. Thalheimer, Directors of the Corporation, and their affiliates, had voting and investment power with respect to 2,517,340 shares of Common Stock of the Corporation. Mr.
Rosenberg and Mr. Thalheimer each are deemed to be the beneficial owner of all the shares held by the group. Mr. Rosenberg has sole voting and investment power as to 2,924 shares and shared voting and/or investment power as to 1,252,158 shares. Mr. Thalheimer has sole voting and investment power as to 36,100 shares and shared voting and/or investment power as to 1,252,702 shares.

         (7) Includes 294,798 shares that may be acquired within 60 days by the exercise of stock options, 36,790 shares held in the Employee Savings Plan and 33,395 shares for which there is shared voting and/or investment power.

         (8) Includes 241,668 shares that may be acquired within 60 days by the exercise of stock options, 12,896 shares held in the Employee Savings Plan, 149 shares held in the Amended Investor Stock Purchase Plan and 5,584 shares for which there is shared voting and/or investment power.

         (9) Includes 114,352 shares that may be acquired within 60 days by the exercise of stock options, 1,026 shares held in the Employee Stock Purchase Plan, 1,634 shares held in the Employee Savings Plan and 1,100 shares for which there is shared voting and/or investment power.

         (10) Includes 160,677 shares that may be acquired within 60 days by the exercise of stock options, 4,268 shares held in the Employee Savings Plan and 185 shares for which there is shared voting and/or investment power.

         (11) Includes 71,643 shares that may be acquired within 60 days by the exercise of stock options, 2.763 shares held in the Employee Savings Plan and 8 shares for which there is shared voting and/or investment power.

         (12) Includes 1,120,723 shares that may be acquired within 60 days by the exercise of stock options, 17,677 shares held in the Employee Stock Purchase Plan, 16,563 shares held in the Amended Investor Stock Purchase Plan, 80,539 shares held in the Employee Savings Plan and 2,577,979 shares for which there is shared voting and/or investment power.

         (13) The Corporation has been advised by Delaware Management Holdings, Inc. ("Delaware"), 2005 Market Street, Philadelphia, PA 19103, that, as of December 31, 1996, Delaware had sole voting power with respect to 227,110 shares of the Corporation's Common Stock, sole power to dispose or direct the disposition of 2,997,600 shares of the Corporation's Common Stock and shared power to dispose or direct the disposition of 134,700 shares of the Corporation's Common Stock.

Transactions

         A subsidiary of American Trading and Production Corporation, of which Mr. Thalheimer is Chairman of the Board and Chief Executive Officer and of which Messrs. Rosenberg and McDonald are members of the Board of Directors, during 1996 leased to a subsidiary of the Corporation a total of 4,039 square feet in the Blaustein Building, Baltimore, Maryland. Rent for this space, including escalation, totaled $27,865 for 1996.

         Crown Central Petroleum Corporation, of which Mr. Rosenberg is Chairman of the Board and Chief Executive Officer and Mr. Freeman was a member of the Board of Directors, leased space totaling 2,463 square feet to subsidiaries of the Corporation during 1996 for automatic teller machines located at various Crown stations. The cost for such space totaled $34,400 for 1996.

         Healthkeepers and Health Management Corporation, affiliates of Trigon Healthcare, Inc., of which Mr. Davis is Chairman of the Board and of which Messrs. Freeman and Harvey and Mrs. Helm are members of the Board of Directors, provided hospitalization and medical coverage for eligible employees of the Corporation and its subsidiaries during 1996. The cost for such coverage totaled approximately $2,500,000.

         Most of the Directors, partnerships of which they are general partners and corporations of which they are directors or officers maintain normal banking relationships with the Corporation's banking subsidiary, Signet Bank. Loans made by Signet Bank to such persons and other entities are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, general partnerships and corporations and do not involve more than normal risk of collectibility or present other unfavorable features.

Board and Committee Meetings

         During 1996, the Board of Directors of the Corporation held thirteen meetings and the Executive Committee met three times. The Audit Committee of the Corporation met seven times, the Finance Committee met four times, the Nominating, Governance and Corporate Responsibility Committee met four times and the Organization and Compensation Committee met five times. All Directors of the Corporation, except Mr. Gottwald, attended at least 75% of the aggregate of all meetings of the Board and Committees on which they served.

Committees of the Board

         The Executive Committee, between Board meetings, has and may exercise all of the authority of the Board of Directors, except to approve certain extraordinary transactions. During 1996, the Executive Committee of the Corporation consisted of permanent members Messrs. Freeman (Chairman) and McDonald. The other members of the Committee who served for the first six months were Messrs. Davis, DeRusha, Gillispie, Harvey and Thalheimer; and for the last six months, Mrs. Helm and Messrs. Butta, Gottwald, Heyssel and Rosenberg.

         The Audit Committee is composed entirely of outside Directors who are independent of the management of the Corporation and are free from any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment. It recommends the engagement of independent auditors and reviews the scope of their services; reviews the Corporation's consolidated financial statements and all audits related to them; reviews the internal audit function including the scope and extent of internal audits and credit reviews; reviews the annual management report and investigates any matter brought to its attention within its purview. Also, the Committee reviews all reports of examination and management's responses and annually reviews transactions involving the Corporation and any Director, Executive Officer or their affiliates. During 1996, the Audit Committee consisted of Messrs. Butta (Chairman), Davis, Gillispie, Gottwald, Rosenberg and Thalheimer.

         The Finance Committee reviews the Corporation's financial condition and finance plans designed to assure capital adequacy and liquidity and is responsible for recommendations concerning any dividend change. The Finance Committee also reviews the investment performance of the Corporation and its Trust subsidiary. During 1996, the Finance Committee consisted of Messrs. Thalheimer (Chairman) and Mrs. Helm, Messrs. Davis, Heyssel and Rosenberg.

         The Nominating, Governance and Corporate Responsibility Committee considers candidates for election as Directors and is responsible for keeping abreast of developments with regard to corporate governance in general and Directors' duties and responsibilities in particular and corporate contributions. It also considers nominees recommended by shareholders whose recommendations should be submitted to it through the Corporate Secretary of the Corporation. During 1996, the Nominating, Governance and Corporate Responsibility Committee consisted of Mrs. Helm (Chairman) and Messrs. DeRusha, Gillispie, Gottwald and Harvey.

         The Organization and Compensation Committee is composed entirely of outside directors. It recommends to the Board the election and reelection of officers, considers changes in compensation, promotions and reviews matters related to management succession. The Organization and Compensation Committee also administers the Corporation's stock-based compensation plans. During 1996, the Organization and Compensation Committee consisted of Messrs. Harvey (Chairman), Butta, DeRusha and Heyssel. Mr. Rosenberg served on the Organization and Compensation Committee for two meetings in 1996.

Compensation Committee Interlocks and Insider Participation

         During 1996, the Organization and Compensation Committee consisted of Messrs. Harvey (Chairman), Butta, DeRusha, Heyssel and Rosenberg. Mr. Rosenberg, who served on the Organization and Compensation Committee for two meetings in 1996, is Chairman of the Board and Chief Executive Officer of Crown Central Petroleum Corporation.

Compensation of the Board

         Non-employee Directors of the Corporation are paid an annual retainer of $14,000 plus $850 for attendance at each meeting of the Board and each committee meeting. Directors also are reimbursed for reasonable expenses incurred to attend Board and Committee meetings. Chairmen of Committees receive an additional $875 per quarter. Directors who also are officers receive no retainer or Committee Chairman fee and no compensation for meetings attended.

         The Corporation maintains a plan pursuant to which Directors voluntarily may defer all of their fees for services performed for the Corporation (in their capacity as Directors) and receive deferred income benefits. Directors who participate will begin to receive their deferred income benefits when they cease to be Directors. Deferred income benefits also are payable to the beneficiaries or estates of Directors who die before the receipt of their benefits. Benefits generally are payable in monthly installments beginning within 90 days after retirement and extending no later than the date the individual attains age 80. The Corporation also maintains a plan pursuant to which Directors previously were permitted to defer all or a portion of their fees in order to receive income benefits. Directors who deferred fees will receive income benefits over a fifteen year period beginning when they cease to serve as Directors. No deferrals have been made under this plan since December, 1987 and no additional deferrals will be made under this plan.

         With respect to these deferred plans, upon a change of control and unless a Director made and filed with the Corporation before January 1, 1994 an irrevocable election to defer receipt of payments to his retirement or earlier termination of employment, the Corporation shall pay to each Director within thirty days of the change of control, a lump sum equal to such Director's account balance, the present value of the accrued benefit or, for those former Directors currently receiving benefits, the present value of the remaining benefits as of the date of the change of control. A change of control is defined as the acquisition of 20% or more of the Corporation's Common Stock or voting securities by a person or group, a change in the majority of the Board of Directors, a merger, liquidation, dissolution or sale of all or substantially all of the assets of the Corporation or other changes of control as determined by regulatory authorities.

         On May 28, 1996, shareholders approved the 1996 Non-Employee Directors Stock Option Plan (the "Directors Plan"). Pursuant to the Directors Plan, annually on January 15th each non-employee Director will automatically be granted a stock option to purchase 1,000 shares of the Corporation's Common Stock with an exercise price equal to 100% of the fair market value at the date of grant. Each option shall be 100% exerciseable on the six-month anniversary of the Date of Grant. Each option terminates on the tenth anniversary of the date of grant.

Executive Compensation

Summary Compensation Table

         The following table provides certain information concerning annual and long term compensation paid to or accrued on behalf of the Chairman of the Board and Chief Executive Officer, the Chief Executive Officer and the three other most highly compensated Executive Officers (the "Named Executive Officers") for the years 1994, 1995 and 1996.



    --------------------------------------------------------------------------------------------------------

                           Summary Compensation Table

                                                                     Long Term Compensation
                                                                    -------------------------
                          Annual Compensation                           Awards     Payouts
    -----------------------------------------------------------------------------------------

                Name and                                              Options(1)    LTIP(2)   All Other(3)
           Principal Position          Year    Salary      Bonus        /SARs       Payouts   Compensation
                                                 $           $            #           $            $
    --------------------------------------------------------------------------------------------------------
    Robert M. Freeman                  1996     588,000     276,500     50,618      98,775      118,718
    Chairman of the Board and          1995     576,500           0    205,173     321,675       29,525
    Chief Executive Officer (4)        1994     555,000     439,850     58,348     326,350       42,978

    Malcolm S. McDonald                1996     465,000     218,650     25,000        65,100     55,915
    Chief Executive Officer (5)        1995     408,000           0    120,860     189,725       29,246
                                       1994     395,000     281,725     36,418     193,550       57,247

    T. Gaylon Layfield, III            1996     326,250     138,075     15,600      36,550       19,470
    President and Chief                1995     250,000      30,000     66,791      93,000       18,935
    Operating Officer (6)              1994     240,000     155,625     29,036      94,075       21,693

    Wallace B. Millner, III            1996     298,750     125,750     13,400      33,450       42,376
    Vice Chairman and Chief            1995     284,000      54,525     76,033     105,650       21,908
    Financial Officer (7)              1994     278,000     200,000     20,559     108,975       45,332

    Kenneth H. Trout                   1996     239,000      96,975      9,600      26,775       24,553
    Senior Executive Vice President    1995     227,250      36,350     50,888      84,525       20,413
    Commercial Banking                 1994     207,000     107,300     15,272      81,150       22,978

    ----------------------------------------------------------------------------

(1) On February 28, 1995, the Corporation distributed to shareholders 58,477,850 shares of common stock of Capital One Financial Corporation in a tax-free spin-off. On March 15, 1995, the exercise price and aggregate number of all options outstanding on February 28, 1995 were adjusted pursuant to a formula that maintained the aggregate value of the options existing prior to the spin-off.

(2) Payout of long term cash award for three-year performance periods ending on December 31, 1994, 1995 and 1996.

(3)  All Other Compensation includes the following:

     (i) Matching contributions under the Corporation's Employee Savings and unfunded Excess Savings Plans. Employee pretax contributions are matched at a rate of $0.50 for each $1.00 deferred under the plans except that no matching contributions are made with respect to deferrals on compensation which exceeds $250,000. During 1996, each Named Executive Officer received a matching contribution of $4,500 under the Employee Savings Plan. Messrs. Freeman, McDonald, Layfield and Trout received a matching contribution of $3,000, and Mr. Millner received a matching contribution of $2,670, under the unfunded Excess Savings Plan.

    (ii) Above market interest (as defined by the Securities and Exchange Commission) accrued on balances maintained under the unfunded Excess Savings and unfunded deferred compensation plans. For 1996, the amounts accrued were:


                                              Excess                 Deferred               Total 1996
         Name                              Savings Plan          Compensation Plan       Interest Accrual
         ----                              ------------          -----------------       ----------------
         Robert M. Freeman                   $  6,475                $  4,453                 $10,928
         Malcolm S. McDonald                    2,018                 21,106                   23,124
         T. Gaylon Layfield, III                1,668                   2,118                   3,786
         Wallace B. Millner, III                2,322                  20,662                  22,984
         Kenneth H. Trout                       1,410                   5,498                   6,908

   (iii) Under the Corporation's Split Dollar Life Insurance Plan, individual whole life insurance is available to certain executive and management level employees. The participant pays an assumed term cost of the coverage and the Corporation pays the remainder of the premium. If all assumptions as to life expectancy and other factors occur in accordance with projections, the Corporation expects to recover the cost of the program. The amounts listed below reflect the current value of the benefits ascribed to life insurance policies purchased on the lives of the Named Executive Officers.

         Name                               Benefit Value
         ----                               -------------
         Robert M. Freeman                   $ 25,290
         Malcolm S. McDonald                   25,291
         Wallace B. Millner, III               12,222
         T. Gaylon Layfield, III                8,184
         Kenneth H. Trout                      10,145

     (iv) Robert M. Freeman received a discretionary award of $75,000.

(4) Robert M. Freeman relinquished his responsibilities as Chief Executive Officer on May 28, 1996, and retired as Chairman of the Board on December 17, 1996.

(5)  Malcolm S. McDonald was designated as Chief Executive Officer on May 28,
     1996.

(6) T. Gaylon Layfield, III was designated Vice Chairman and Chief Operating Officer on May 28, 1996.

(7) Wallace B. Millner, III was designated Vice Chairman and Chief Financial Officer on May 28, 1996.

Stock Options

         The following table provides information concerning the granting of stock options during 1996 under the Corporation's 1992 Stock Option Plan to the Named Executive Officers.



-----------------------------------------------------------------------------------------------------------------

                      Option/SAR Grants in Last Fiscal Year
                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                       Annual Rates of Stock
                                                                                       Price Appreciation for
                                 Individual Grants                                           Option Term(1)
------------------------------------------------------------------------------------         --------------

                                              % of Total
                                             Options/SAR's
                                Options/      Granted to    Exercise or
                                  SAR's      Employees in   Base Price  Expiration
      Name                       Granted      Fiscal Year      ($/Sh)      Date         5%($)         10%($)
--------------------            ---------   ---------------   -------    ---------    ---------     --------
Robert M. Freeman               35,300 (2)      12.0741%     $23.87500     1/21/06     $529,841     $1,342,615
                                11,624 (3)       3.9759%      27.06250     1/25/03      111,917        255,519
                                 3,694 (3)       1.2635%      27.06250     1/21/06       56,846        140,917

Malcolm S. McDonald             25,000 (2)       8.5510%      23.87500     1/21/06      375,242        950,861

T. Gaylon Layfield, III         15,600 (2)       5.3358%      23.87500     1/21/06      234,151        593,337

Wallace B. Millner, III         13,400 (2)       4.5833%      23.87500     1/21/06      201,129        509,661

Kenneth H. Trout                 9,600 (2)       3.2836%      23.87500     1/21/06      144,093        365,131
-----------------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

(2) Granted as part of the Corporation's annual option grant. The options are exercisable during the period beginning six months following the grant date and ending ten years after the grant date so long as the optionee continues employment with the Corporation or one of its subsidiaries. All options are granted at the fair market value of the Corporation's Common Stock on the date of grant. There were no Stock Appreciation Rights (SARs) granted to plan participants.

(3) Granted as reload options. Reload options are granted when an executive surrenders currently owned shares to satisfy payment for the exercise of an option. One reload option is granted for each such share surrendered. Reload options are exercisable beginning six months after the grant date and remain exercisable for the remainder of the term of the option for which shares were surrendered. They are granted at the fair market value of the Corporation's Common Stock on the date of grant. The reload options do not have a reload feature.

Stock Option Exercises and Holdings

         The following table provides information concerning the exercise of stock options during 1996 and unexercised stock options held as of December 31, 1996, for the Named Executive Officers.



--------------------------------------------------------------------------------------------------------------------

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values
               ---------------------------------------------------
                                                                                                   Value of
                                                                           Number of             Unexercised
                                                                          Unexercised            In-the-Money
                                                                        Options/SAR's at       Options/SAR's at
                                                                           FY-End (#)             FY-End ($)(2)

                             Shares Acquired            Value             Exercisable/           Exercisable/
          Name              on Exercise (#)        Realized ($) (1)      Unexercisable          Unexercisable
    -----------------       ----------------      -------------          --------------        --------------
Robert M. Freeman                  50,912              $763,128             329,480/             $5,388,449/
                                                                            156,118               1,842,885

Malcolm S. McDonald                14,489              305,695              241,668/              4,042,635/
                                                                             86,400               1,096,200

T. Gaylon Layfield, III             5,874              119,527              114,352/              1,831,539/
                                                                             47,800                606,463

Wallace B. Millner, III             9,398              194,759              160,677/              2,986,712/
                                                                             54,300                688,931

Kenneth H. Trout                        0                    0               78,691               1,212,526/
                                                                             36,400                461,825
--------------------------------------------------------------------------------------------------------------------

(1) The fair market value of the acquired shares of the Corporation's Common Stock minus the price of the options exercised.

(2) Based on the December 31, 1996 market price of $30.75 per share for the Corporation's Common Stock minus the exercise prices of the unexercised stock options held at that time.

Long Term Cash Incentive Plan

         The following table provides information concerning awards made during 1996 under the Corporation's Long Term Cash Incentive Plan to the Named Executive Officers. Cash payments are reported in the Summary Compensation Table when made.


--------------------------------------------------------------------------------------------------------------------

             Long Term Incentive Plans - Awards in Last Fiscal Year
             ------------------------------------------------------

                                                                              Estimated Future Payouts
                                                                        under Non-Stock Price Based Plans(1)
                                                                        ------------------------------------
                             Number of        Performance or
                           Shares, Units       Other Period
                              or Other       Until Maturation       Threshold         Target           Maximum
      Name                  Rights (#)(2)        or Payout             ($)             ($)               ($)
-----------------         ------------        ---------------       ---------       ---------         --------
Robert M. Freeman            117,600        1/1/96 to 12/31/98       $29,400         $117,600          $235,200
Malcolm S. McDonald          150,000        1/1/96 to 12/31/98        37,500          150,000           300,000
T. Gaylon Layfield, III       86,250        1/1/96 to 12/31/98        21,563           86,250           172,500
Wallace B. Millner, III       61,000        1/1/96 to 12/31/98        15,250           61,000           122,000
Kenneth H. Trout              49,800        1/1/96 to 12/31/98        12,450           49,800            99,600
--------------------------------------------------------------------------------------------------------------------

(1) The Corporation's total shareholder return (TSR) ranking relative to the 100 largest U.S. banks based on asset size determines award levels. The target award will be paid if the TSR ranking objective is met. The threshold amount will be earned by the achievement of 50% of the TSR ranking objective and the maximum award will be earned when the Corporation's TSR ranking is double the targeted objective. No awards are paid for performance below the threshold level. Awards are based on a percentage of the Named Executive Officer's base salary.

(2) Each unit represents one dollar, based on 1997 base salaries. Actual awards may be greater if base salaries increase. The awards shown may be decreased, but not increased at the discretion of the Organization and Compensation Committee.

Pension Plans

         The following table shows the estimated total annual pension benefits payable at normal retirement age (age 65) to individuals covered under both the Corporation's qualified Employee Retirement and nonqualified Executive Employee Supplemental Retirement Plans.


-----------------------------------------------------------------------------------------------------------------
                                         Pension Plan Table
                                         ------------------

                                                   Years of Service
                               --------------------------------------------------------------------------

    Remuneration               15                   20                  25 (1)               30 or More (1)
-----------------------------------------------------------------------------------------------------------------
       $250,000              $103,125              $137,500            $137,500                $137,500
        300,000               123,750               165,000             165,000                 165,000
        350,000               144,375               192,500             192,500                 192,500
        400,000               165,000               220,000             220,000                 220,000
        450,000               185,625               247,500             247,500                 247,500
        500,000               206,250               275,000             275,000                 275,000
        550,000               226,875               302,500             302,500                 302,500
        600,000               247,500               330,000             330,000                 330,000
        650,000               268,125               357,500             357,500                 357,500
        700,000               288,750               385,000             385,000                 385,000
        750,000               309,375               412,500             412,500                 412,500
        800,000               330,000               440,000             440,000                 440,000
        850,000               350,625               467,500             467,500                 467,500
        900,000               371,250               495,000             495,000                 495,000
        950,000               391,875               522,500             522,500                 522,500
      1,000,000               412,500               550,000             550,000                 550,000
      1,050,000               433,125               577,500             577,500                 577,500
-----------------------------------------------------------------------------------------------------------------

(1) The maximum service recognized is 20 years. Service beyond 20 years does not increase the pension benefit.

         Executive Employee Supplemental Retirement Plan (the "Plan") participants will receive upon retirement at age 65 with 20 years of service an annual retirement income for life equal to 55% of their final average annual compensation (as reported in the Summary Compensation Table as salary and bonus) during the highest three of their last five calendar years of employment. Amounts payable under the Plan will be reduced by payments determined under the Employee Retirement, the unfunded Excess Retirement and Long Term Disability plans, if applicable, and 50% of the primary Social Security benefit. Projected annual retirement benefits are $475,475 for Mr. Freeman, who is credited with 25 years of service, $376,008 for Mr. McDonald, who currently is credited with 26 years of service; $255,379 for Mr. Layfield, who currently is credited with 21 years of service; $233,475 for Mr. Millner, who currently is credited with 26 years of service; and $184,786 for Mr. Trout, who currently is credited with 26 years of service.

Employment Agreements

       The Corporation maintains employment agreements for fifteen Executive Officers, including the Named Executive Officers (except Mr. Freeman). The purpose of these agreements is to assure shareholders that the business of the Corporation will continue with a minimum of disruption in the event a change of control of the Corporation occurs. A change of control is defined as the acquisition of 20% or more of the Corporation's Common Stock or voting securities by a person or group, a change in the majority of the Board of Directors, a merger, liquidation, dissolution or sale of all or substantially all of the assets of the Corporation or other changes of control as determined by regulatory authorities. The agreements also are intended to provide greater employment security to key operational and management executives if such a change of control occurs. If, within three years of a change of control, such officers are assigned to positions of lesser responsibilities or authority or receive lesser compensation, benefits or perquisites and as a result they terminate employment, or if their employment is terminated for reasons other than for cause, each such executive will be entitled to a lump sum payment within 30 days equal to the executive's base salary through the date of termination, a proportionate bonus based upon the executive's annual bonus for the last fiscal year and three times the sum of the executive's annual base salary, annual bonus and profit sharing awards. The executive also will be entitled to a lump sum payment equal to the accrued value of the benefit the executive would have received under the Corporation's qualified and supplemental retirement plans had the executive remained employed for the remainder of the three-year period. The Corporation will pay all income and excise taxes and any interest or penalties with respect to such taxes that may be imposed pursuant to Section 4999 of the Internal Revenue Code on such lump sum payment or other benefits under such agreements. The agreements also provide for the payment of severance benefits after voluntary termination of employment provided that such voluntary termination occurs during the 30-day window period beginning one year after the change of control.

Severance Pay Plan

         The Corporation maintains a Severance Pay Plan (the "Plan") for its employees including the Named Executive Officers (except Mr. Freeman). The purpose of the Plan is to provide income to displaced employees while they seek new employment resulting from the elimination of their jobs in connection with the Corporation's restructuring, reorganization or down-sizing. Benefits under the plan are not payments for past services, nor is the Plan intended to provide benefits for employees who leave employment with the Corporation but whose employment is not in fact interrupted, even though the employment is with a different employer. All rules and decisions dealing with the administration of the Plan by the Corporation are uniformly and consistently applied to all participants under similar circumstances.

Organization and Compensation Committee Report on Executive Compensation

         The Organization and Compensation Committee (the "Committee") of the Board of Directors provides assistance to the Board of Directors in fulfilling its responsibility to shareholders to ensure that the officers and key executives of the Corporation are compensated in accordance with executive compensation policies, strategies and pay levels established by the Committee from time to time to support corporate-wide strategic objectives. The Committee is composed entirely of outside directors who are independent of the management of the corporation and who are not employed by the Corporation.

         The Committee monitors the compensation policies it establishes and, when appropriate, modifies them to react to changing conditions to ensure the Board and shareholders that the total compensation programs and practices of the Corporation are competitive with organizations with which the Corporation competes for executive talent and takes into account and complies with all appropriate laws and regulations.

         The Committee works with the management of the Corporation to establish a relationship of pay levels to performance of the Corporation and returns to shareholders of the Corporation. This includes defining and establishing executive total compensation policy that 1) supports the Corporation's overall business strategies and objectives, 2) attracts and retains key executives, 3) links total compensation with business objectives and organizational performance, and 4) provides competitive total compensation opportunities at a reasonable cost while enhancing premium shareholder value creation.

         The primary components of the executive compensation program which covers the Named Executive Officers are base salary, the Annual Executive Incentive Compensation Plan, the Executive Long Term Incentive Plan, and the 1992 Stock Option Plan. Executive Officers also participate in a full array of broad-based employee compensation and benefit programs except for the Employee Profit Sharing and group life insurance plans. In lieu of participation in the group life insurance plan, Executive Officers participate in the Split Dollar Life Insurance Plan. In years in which return on equity performance does not reach the level required to make payments under the broad-based Employee Profit Sharing Plan, no awards are paid under the Annual Executive Incentive Compensation and Executive Long Term Incentive Plans.

         The Committee approves the selection of companies against which the Corporation's performance is measured for purposes of determining awards under the Annual Executive Incentive, Executive Long Term Incentive and Stock Option Plans. These companies are the largest 100 U.S. banks based on asset size.

         Base Salary - A base salary grade and market range has been established for the job of each Executive Officer. Base salary grades and market ranges are established based on results obtained from published compensation surveys of executive pay practices within the financial services industry. Positions are assigned to ranges based primarily on competitive pay practices and secondarily on internal assessment of the importance of the position. Market ranges are annually reviewed to assure continued competitiveness and, when necessary, adjusted on January 1. With the exception of the Vice Chairman and Chief Financial Officer's range, which was adjusted to reflect competitive market data, the market ranges for 1996 are the same as those established in 1993.

         Salary adjustments are considered at the beginning of each calendar year for non-director Executive Officers. Messrs. McDonald, Layfield and Millner received promotional salary adjustments in May, but generally receive salary adjustments annually each July. Salary adjustments are based on the individual's base salary relative to the market range for positions of similar scope and responsibility.

         Mr. Freeman's base salary of $588,000 was not adjusted during 1996. Mr. McDonald's base salary was adjusted to $500,000 on May 1, 1996. Messrs. Freeman and McDonald's salaries place them in the upper and lower thirds, respectively, of their assigned salary range.

         Mr.  Freeman  received  a  discretionary   award  of  $75,000  in
recognition and appreciation of his contributions to the Corporation during his tenure as Chairman of the Board and Chief Executive Officer.

         Annual Executive Incentive Compensation Plan - This program provides for annual cash bonuses for Executive Officers based on annual performance objectives. The performance objectives are established by the Committee and ratified by the Board in January of the performance year. As is true in the case of all matters pertaining to plans in which they participate, Messrs. Freeman, McDonald, Layfield and Millner are required to abstain from voting on the performance objective. For 1996, the performance objective was established as the attainment of a targeted return on equity ratio.

         Awards for Messrs. Freeman, McDonald and Layfield are based solely on corporate performance. Mr. Millner's award is based on 80% corporate performance and 20% on the performance of his organizational unit. Award opportunity for other Executive Officers is based 60% on corporate performance and 40% on the performance of their organizational units.

         The Plan calls for the payment of target awards when objectives are met. Target percentages for each Executive Officer are established based on results obtained from published compensation surveys of executive pay practices within the financial services industry. Targets are set at the median target percentage for positions of similar scope and responsibilities. Awards are increased or decreased when objectives are exceeded or not attained. No award is paid unless a minimum level of performance is attained. Mr. Freeman's award of $276,500 and Mr. McDonald's award of $218,650 resulted from the Corporation falling slightly below its target performance objective. The same corporate performance results were employed in determining the awards of all other plan participants. Organizational unit objectives were also assessed in determining other plan participants' awards.

         Executive Long Term Cash Incentive Plan - This program provides for annual cash bonuses based on rolling three-year performance periods. The ongoing performance objective under this plan is a targeted ranking of the Corporation's Total Shareholder Return (TSR) to those of the 100 largest U.S. banks based on asset size. TSR is the annualized rate of return resulting from stock price appreciation and dividend payments.

         Consistent with the Annual Executive Incentive Compensation Plan, performance at the level approved by the Board will result in a target award payment. Target awards are set by the Committee on a discretionary basis. Target levels have remained constant since plan inception. Awards are increased or decreased when objectives are exceeded or not attained. No award is paid unless a minimum level of performance is attained. Mr. Freeman's award of $98,775 and Mr. McDonald's award of $65,100 with respect to the performance period ending on December 31, 1996, resulted from the Corporation falling below its target ranking objective.

         Stock Option Plans - Stock options are granted to executives under the 1992 Stock Option Plan. The number of shares is determined as a percentage of salary divided by the fair market value (FMV) per share the Wednesday before the date of grant. The face value of the grant and corresponding number of options granted is adjusted upward or downward based on a formula that compares the Corporation's market to book (MTB) ratio to the median MTB ratio of the 100 largest U.S. banks based on asset size. Specifically, the option derivation formula is as follows:



Salary x Guideline Percentage             Corporation's MTB Ratio
-----------------------------  x  ------------------------------------ = Number Shares Granted
     Prior Wednesday FMV          Median MTB Ratio of 100 Largest Banks



         All options are granted at the market value of the Corporation's Common Stock on the date of grant. Reload options are granted to an executive when shares of Common Stock owned by the executive are tendered in payment of the exercise price of the stock option. Reload options are not granted for shares surrendered in the payment of tax withholding. The reload options do not have a reload feature.

         Mr. Freeman received a grant of 35,300 options and Mr. McDonald received a grant of 25,000 options determined by applying the criteria and methodology described above. Based on the Corporation's market to book position, Messrs. Freeman and McDonald's option grants, as well as the other plan participants' grants, were adjusted downward. Mr. Freeman's reload grant of 15,318 options resulted from his tendering 15,318 shares of Common Stock for payment of an option exercise.

         Internal Revenue Code Section 162(m) Compliance - The Corporation's pay philosophy is performance focused. The Corporation believes it is important to recognize and reward those who contribute to the creation of premium shareholder value. Within this compensation foundation, executives are rewarded at above market levels when they perform above market expectations, regardless of arbitrarily imposed limits, such as that created by IRC section 162(m). To avoid losing the tax deduction on executive pay when performance incentives bring individual compensation above $1 million, the Corporation has obtained shareholder approval of its performance-based cash incentive and stock option plans.

         This report is submitted by the Organization and Compensation Committee of the Corporation's Board of Directors.

William R. Harvey, Chairman
J. Henry Butta
William C. DeRusha
Robert M. Heyssel

Performance Graph

         The graph below compares the cumulative annual total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P Composite 500 Stock Index and the Keefe, Bruyette & Woods, Inc. 50 Index (a published market capitalization weighted bank stock index) for the five-year period commencing December 31, 1991 and ending December 31, 1996. The graph assumes an investment of $100 in the Corporation's Common Stock and each of the indices at the market close on December 31, 1991 and the reinvestment of all dividends, including the Corporation's spin-off of Capital One Financial Corporation on February 28, 1995, which is treated as a reinvested special dividend.


                                             [GRAPH]




----------------------------------------------------------------------------------------------------

                       1991      1992        1993          1994         1995            1996
----------------------------------------------------------------------------------------------------
   Signet               $100    $200.28    $317.13       $268.76       $422.51       $564.17
   S&P 500              $100    $107.61    $118.46       $120.02       $165.12       $203.03
   KBW 50               $100    $127.42    $134.48       $127.62       $204.41       $289.15

----------------------------------------------------------------------------------------------------



                    APPROVAL OF THE 1994 STOCK INCENTIVE PLAN
                           As Amended January 28, 1997


Introduction

         On February 22, 1994, the Board of Directors of the Corporation approved and adopted the 1994 Stock Incentive Plan (the "1994 Plan") which was submitted to and approved by shareholders on April 26, 1994. The 1994 Plan was amended by the Board of Directors, subject to shareholder approval, on January 28, 1997.

         The 1994 Plan, in general, became effective February 22, 1994, and the modifications to the 1994 plan are described below. Unless sooner terminated by the Board of Directors, the 1994 Plan will terminate on February 21, 2004. No incentive awards may be made under the 1994 Plan after termination.

         The 1994 Plan is intended to provide a means for selected key management employees of the Corporation to increase their personal financial interest in the Corporation, thereby stimulating their efforts on behalf of the Corporation and its shareholders (references to the "Corporation" in this section will include any parent and subsidiary corporations).

         The 1994 Plan initially authorized the reservation of 300,000 shares of Common Stock that may be issued with respect to incentive awards. The only amendment to the 1994 Plan on January 28, 1997 reserved an additional 500,000 shares for the issuance of incentive awards.

         The principal features of the 1994 Plan are summarized below.

General

         The 1994 Plan, as amended, authorizes the reservation of 800,000 shares of Common Stock for issuance pursuant to incentive awards. Such incentive awards may be in the form of restricted stock or incentive stock (as described below).

         If an incentive award is canceled, terminates or lapses, any unissued shares allocable to such incentive award may be subjected again to an incentive award. Similarly, if shares of restricted stock are reacquired by the Corporation, such shares may again be subjected to an incentive award under the 1994 Plan. The committee is expressly authorized to make an award to a Participant conditioned upon the surrender for cancellation of an existing incentive award.

         Adjustments will be made in the number of shares which may be issued under the 1994 Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of common stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock.

         The Corporation has registered the 1994 Plan under the Securities Act of 1933. The amendment to the 1994 Plan authorizing an increase in the number of shares that may be issued under the 1994 Plan will be registered.

         The Common Stock is traded on the New York Stock Exchange, and on February 28, 1997, the closing price was $31.75.

Eligibility

         All present and future employees of the Corporation or a subsidiary of the Corporation who hold positions with management responsibilities are eligible to receive incentive awards under the 1994 Plan. The Corporation estimates that it has approximately 263 such employees (nine of whom are Executive Officers).

Administration

         The 1994 Plan is administered by a committee comprised of Directors of the Corporation, which is the Organization and Compensation Committee. The committee has the power and complete discretion to determine when to grant incentive awards, which eligible employees will receive incentive awards, whether the award will be restricted stock or incentive stock, and the number of shares to be allocated to each incentive award. The committee may impose conditions upon the transfer of restricted stock or incentive stock received under the 1994 Plan, and upon the right to receive incentive stock under the 1994 Plan, and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for the Corporation to reacquire shares issued pursuant to an incentive award.

Restricted Stock

         Restricted stock issued pursuant to the 1994 Plan is subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the 1994 Plan, and (ii) if a holder of restricted stock ceases to be employed by the Corporation, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

         The committee will establish as to each share of restricted stock issued under the 1994 Plan the terms and conditions upon which the restrictions on such shares shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, the meeting of performance goals, or as a result of the disability, death or retirement of the participant or a change of control. In addition, the committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

Incentive Stock

         The committee may establish performance programs with fixed goals and designate key employees as eligible to receive incentive stock if the goals are achieved. Incentive stock only will be issued in accordance with the program established by the committee. More than one performance program may be established by the committee and they may operate concurrently or for varied periods of time and a participant may participate in more than one program at the same time. A participant who is eligible to receive incentive stock has no rights as a shareholder until incentive shares are received.

Transferability of Incentive Awards

         The right to receive incentive stock granted under the 1994 Plan, and during the applicable period of restriction shares of restricted stock, may not be sold, transferred, pledged or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the 1994 Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives. Upon the death of a participant, his personal representative or beneficiary may exercise his rights under the 1994 Plan.

Amendment of the 1994 Plan and Incentive Awards

         The Board of Directors may amend the 1994 Plan in such respects as it deems advisable; provided, to the extent required by Rule 16(b)-3, the shareholders of the Corporation must approve any amendment that would (i) materially increase the benefits accruing to participants under the 1994 Plan,
(ii) materially increase the number of shares of Common Stock that may be issued under the 1994 Plan, or (iii) materially modify the requirements of eligibility for participation in the 1994 Plan. Incentive awards granted under the 1994 Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the 1994 Plan.

Federal Income Tax Consequences

         Generally, an employee will not incur federal income tax when he is granted restricted stock until restrictions imposed lapse and the stock becomes transferable. An employee who is eligible to receive incentive stock if performance goals are met will not incur federal income tax until the incentive stock is received.

         In general, an employee who has received shares of restricted stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. An employee who receives shares of incentive stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of incentive stock on the date of transfer to the employee. Generally, such amounts will be included in income in the tax year in which such event occurs, but special tax rules may apply in the case of an insider that would defer recognition of income until the restricted stock or incentive stock could be sold by the insider without incurring liability under Section 16 of the Securities Exchange Act of 1934. The income recognized will be subject to income tax withholding by the Corporation.

         The committee has authority under the 1994 Plan to establish procedures allowing the employee to deliver already owned Common Stock or to elect to have a portion of the shares he would otherwise acquire withheld to cover his tax liabilities. The election will be effective only if made in compliance with the procedures established by the Committee.

         The Corporation usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs when restrictions imposed upon restricted stock lapse or upon the receipt of incentive stock. Generally, the Corporation's deduction is contingent upon the Corporation's meeting withholding tax requirements as to employees; however, recent tax legislation, enacted August 10, 1993, generally imposes a $1 million limitation on the amount of the annual compensation deduction allowable to a publicly-held company in respect of its chief executive officer and its other four most highly paid executive officers. An exception is provided for certain performance-based compensation if certain shareholder approval and outside director requirements are satisfied. Because of certain interpretational issues under the statutory provisions, and in the absence of final Internal Revenue Service regulations, there can be no assurance that incentive stock awarded under the 1994 Plan will qualify for this exception. The proposed regulations exclude restricted stock from the exception.

Vote Required

         Approval of the 1994 Stock Incentive Plan as amended requires the affirmative vote of the holders of a majority of the votes cast for or against the proposal at the annual meeting.

         THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE 1994 STOCK INCENTIVE PLAN AS AMENDED IS IN THE BEST INTEREST OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS THAT YOU VOTE "FOR" THE 1994 STOCK INCENTIVE PLAN PROPOSAL (ITEM NO. 2 ON YOUR PROXY CARD).



                      RATIFICATION OF SELECTION OF AUDITORS


         The Board of Directors has selected Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for 1997, and the shareholders are requested to ratify their selection by the vote of a majority of the shares represented and voting at the meeting. Ernst & Young LLP, which has no financial interest in the Corporation or its subsidiaries, has audited the financial statements of the Corporation for each year since its incorporation. A representative of Ernst & Young LLP will be in attendance at the meeting to respond to appropriate questions and to make a statement if he so desires.


                      SHAREHOLDER PROPOSALS AND NOMINATIONS
                             FOR 1998 ANNUAL MEETING


         Shareholder proposals for inclusion in the Proxy Statement for the 1998 Annual Meeting of the Shareholders must be received by the Corporation no later than December 20, 1997.

         Stockholder nominations for Directors will be considered by the Corporation if submitted in writing to the Secretary of the Corporation, 7 North Eighth Street, Richmond, Virginia 23219. Nominations must include the information specified in clauses (ii) through (v) in the following paragraph.

         The Corporation's Bylaws require that shareholders furnish written notice to the Corporation of any business to be conducted at an annual meeting which is not included in the Corporation's proxy material or is not brought before the meeting by or at the direction of the Board of Directors or the officer presiding over the meeting. Such notice must contain the following information: (i) a full description of each item of business proposed to be brought before the meeting, including the reasons for conducting such business at the meeting and any material interest such shareholder has in such business;
(ii) the name and address of the person proposing such business (or nominating a nominee for Director); (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as the record for the meeting and as of the date of such notice; (iv) if any item of such business involves a nomination for Director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities Exchange Commission pursuant to their rules, and the written consent of each such nominee to serve as a director if elected; and (v) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to such business, the person were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. Notice of business to be brought before the 1998 Annual Meeting must be received by the Secretary of the Corporation at the above address on or after January 29, 1998 and on or before February 28, 1998.

         A copy of the Bylaw provisions referred to above may be obtained, without charge, upon written request to the Secretary.


                                  OTHER MATTERS


         Management is not aware of any matters to be presented for action at the meeting other than as set forth herein. If any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with his or their best judgment.

PROXY

                         SIGNET(R) BANKING CORPORATION
                      1997 Annual Meeting of Shareholders
                 Solicited on behalf of the Board of Directors

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy hereby appoint(s) Malcolm S. McDonald, T. Gaylon Layfield, III and Sara R. Wilson, or any one of them, proxies, with full power of substitution in each, to vote all shares of Common Stock of Signet Banking Corporation owned by the Shareholder(s) at the Annual Meeting of Shareholders of Signet Banking Corporation to be held on April 29, 1997 and any adjournment thereof.

This proxy shall be voted FOR each of the matters listed on the reverse side, if no specification is made. Receipt of the Proxy Statement dated March 20, 1997, is acknowledged.

(continued on reverse side)

--------------------------------------------------------------------------------
                           ^  FOLD AND DETACH HERE  ^



                                Admission Ticket

                                 Annual Meeting
                                       of
                    Signet Banking Corporation Shareholders
                            Tuesday, April 29, 1997
                                   2:00 p.m.
                              The Jefferson Hotel
                           Franklin and Adams Streets
                               Richmond, Virginia

                                                                  Please mark
                                                                  your vote as
                                                                  indicated in  | X |
                                                                  this example

1. To elect twelve Directors:     Macon F. Brock, Jr., Norwood H. Davis, Jr.,                         2. To approve an amendment of
  FOR all                         William C. DeRusha, Robert M. Freeman, C. Stephenson Gillispie, Jr.,   the Corporation's 1994
  nominees                        Bruce C. Gottwald, Jr., William R. Harvey, Elizabeth G. Helm,          Stock Incentive Plan
listed to the      WITHHOLD       T. Gaylon Layfield, III, Malcolm S. McDonald,                          to increase by 500,000
right (except     AUTHORITY       Wallace B. Millner, III, Louis B. Thalheimer                           the number of authorized
as marked to    to vote for all                                                                          but unissued shares of
the contrary)   nominees listed   (Instruction: To withhold authority to vote for any nominee            the Corporation's common
                                  write that nominee's name on the line below.)                          stock available for
 |   |             |   |                                                                                 issuance under the Plan;

                                 -----------------------------------                                     For   Against  Abstain
                                                                                                         |  |   |  |     |  |

3. To ratify the selection by the Board of Directors           4. To transact such other business as properly
   of Ernst & Young LLP as independent auditors to                may come before the meeting or any adjournment
   audit the financial statements of the Corporation              thereof
   for 1997; and
     For             Against           Abstain                    For               Against            Abstain
     |  |             |  |              |   |                     |  |               |   |              |   |




Signature(s)------------------------ Signature(s) --------------------------- Date --------------------------


NOTE: Please sign exactly as name appears hereon. Only one joint owner need sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                     ^  FOLD AND DETACH HERE  ^



                                      SIGNET BANKING CORPORATION